     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1997
                                                REGISTRATION NO. 333-____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                             CALLAWAY GOLF COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             2285 RUTHERFORD ROAD
                        CARLSBAD, CALIFORNIA 92008-8815
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                CALIFORNIA                          95-3797580
      (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)            IDENTIFICATION NO.)

                       1995 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)
                                 _____________

                              DONALD H. DYE, ESQ.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              2285 RUTHERFORD ROAD
                        CARLSBAD, CALIFORNIA 92008-8815
                                 (619) 931-1771
                     (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 _____________

                        CALCULATION OF REGISTRATION FEE


                                              PROPOSED     PROPOSED
                                              MAXIMUM      MAXIMUM
      TITLE OF               AMOUNT           OFFERING    AGGREGATE     AMOUNT OF
     SECURITIES               TO BE          PRICE PER     OFFERING    REGISTRATION
  TO BE REGISTERED         REGISTERED        SHARE (1)    PRICE (1)        FEE
------------------------------------------------------------------------------------
   COMMON STOCK,           1,000,000         $31.19       $31,190,000   $9,452
 $.01 PAR VALUE(2)         SHARES(2)
-----------------------------------------------------------------------------------

(1) ESTIMATED SOLELY FOR PURPOSES OF DETERMINING THE REGISTRATION FEE PURSUANT TO RULE 457(h), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF CALLAWAY GOLF COMPANY COMMON STOCK AS REPORTED ON MAY 9, 1997 ON THE NEW YORK STOCK EXCHANGE.

(2) EACH SHARE OF COMMON STOCK INCLUDES A RIGHT TO PURCHASE ONE ONE-THOUSANDTH OF A SHARE OF THE COMPANY'S SERIES A JUNIOR PARTICIPATING PREFERRED STOCK, PAR VALUE $.01 PER SHARE.
--------------------------------------------------------------------------------

                                  INTRODUCTION
                                  ------------

          On May 15, 1995, Callaway Golf Company, a California corporation (the "Company"), filed its Registration Statement on Form S-8 (File No. 33-92302) relating to 500,000 shares of the Company's common stock, $.01 par value (the "Common Stock") issuable under the Company's 1995 Employee Stock Purchase Plan (the "Plan"). On February 6, 1997, the Board of Directors of the Company approved and adopted, subject to shareholder approval, the First Amendment to the Plan, which increased the maximum number of shares of the Company's Common Stock issuable under the Plan from 500,000 to 1,500,000. On April 17, 1997, the Company's shareholders approved the First Amendment to the Plan at the Company's 1997 Annual Meeting of Shareholders. This Registration Statement on Form S-8 is filed by the Company relating to the 1,000,000 additional shares of the Company's Common Stock which are issuable under the First Amendment to the Plan and consists of only those items required by General Instruction E to Form S-8.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
--------------------------------------------------

          The contents of the Registration Statement on Form S-8 (File No. 33-92302) of the Company, previously filed by the Company with the Securities and Exchange Commission on May 15, 1995, relating to the 500,000 shares of Common Stock initially issuable under the Plan, are incorporated herein by reference and made a part hereof.

          In addition to the foregoing information which is incorporated herein by reference, the following information is included in this Registration
Statement:

Item 3.   Incorporation of Documents by Reference.
-------   ----------------------------------------

          The following document, which previously was filed by the Company with the Securities and Exchange Commission (the "Commission"), is incorporated herein by reference and made a part hereof:

          (a) The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 27, 1995, including any amendment or report filed for the purpose of updating such description.


          For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.
-------   ---------------------------------------

          Barry M. Clarkson, Esq., who has rendered an opinion as to the validity of the Common Stock being registered by this Registration Statement, is an employee of the Company.

Item 8.  Exhibits.
-------  ---------

          4.1  Restated Articles of Incorporation of the Company (filed as
               Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 33-85692), as filed with the Commission on October 28, 1994, and incorporated herein by this reference).

          4.2 Certificate of Amendment of Articles of Incorporation of the Company (filed as Exhibit 3.1.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Commission on March 31, 1995, and incorporated herein by this reference).

          4.3 Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Junior Participating Preferred Stock (filed as Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Commission on August 12, 1995, and incorporated herein by this reference).

          4.4  Bylaws of the Company (as amended through May 10, 1996) (filed as
               Exhibit 4.3 to the Company's Registration Statement on Form S-8 (No. 333-5719), as filed with the Commission on June 11, 1996, and incorporated herein by this reference).

          4.5 Rights Agreement by and between the Company and Chemical Mellon Shareholder Services, as Rights Agent, dated as of June 21, 1995 (filed as Exhibit 4.0 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Commission on August 12, 1995, and incorporated herein by this reference).

          4.6 Dividend Reinvestment and Stock Purchase Plan (filed as the Prospectus in the Company's Registration Statement on Form S-3 (No. 33-77024), as filed with the Commission on March 29, 1994, and incorporated herein by this reference).

          4.7  Callaway Golf Company 1995 Employee Stock Purchase Plan (filed as
               Exhibit 4.4 to the Company's Registration Statement on Form S-8 (No. 33-92302), as filed with the Commission on May 15, 1995, and incorporated herein by this reference).

          4.8 First Amendment to Callaway Golf Company 1995 Employee Stock Purchase Plan.

          5.1 Opinion of Barry M. Clarkson, Esq., Corporate Counsel to the Company, as to the validity of the securities being registered.

         23.1  Consent of Price Waterhouse LLP, independent accountants.

         23.2 Consent of Barry M. Clarkson, Esq. (contained in Exhibit 5.1 hereto).

         24.1  Power of Attorney (contained on signature page hereto).

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 5, 1997.

                                  CALLAWAY GOLF COMPANY


                                  By: /s/ ELY CALLAWAY
                                      -----------------------------------------
                                      Ely Callaway
                                      Founder, Chairman & Chief of Advertising,
                                      Press & Public Relations

                                  By: /s/ DONALD H. DYE
                                      -----------------------------------------
                                      Donald H. Dye
                                      President & Chief Executive Officer




                               POWER OF ATTORNEY
                               -----------------


          Each person whose signature appears below constitutes and appoints DONALD H. DYE, DAVID RANE AND STEVEN C. McCRACKEN his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                            TITLE                     DATE
          ---------                            -----                     ----
PRINCIPAL EXECUTIVE OFFICERS
AND DIRECTORS:
                                        Founder, Chairman &
/s/ ELY CALLAWAY                       Chief of Advertising,           May 5, 1997
-----------------------------
    Ely Callaway                      Press & Public Relations

/s/ DONALD H. DYE                President & Chief Executive Officer   May 5, 1997
-----------------------------
    Donald H. Dye

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ DAVID A. RANE                 Executive Vice President, Golf       May 5, 1997
-----------------------------    Venues & Chief Financial Officer
    David A. Rane

OTHER DIRECTORS:

/s/ WILLIAM C. BAKER                       Director                May 5, 1997
-----------------------------
    William C. Baker

/s/ BRUCE PARKER                           Director                May 5, 1997
-----------------------------
    Bruce Parker

/s/ AULANA L. PETERS                       Director                May 5, 1997
-----------------------------
    Aulana L. Peters

/s/ FREDERICK R. PORT                      Director                May 5, 1997
-----------------------------
    Frederick R. Port

/s/ RICHARD ROSENFIELD                     Director                May 5, 1997
-----------------------------
    Richard Rosenfield

                                           Director
-----------------------------
    William A. Schreyer

/s/ MICHAEL SHERWIN                        Director                May 5, 1997
-----------------------------
    Michael Sherwin

/s/ ELMER WARD                             Director                May 5, 1997
-----------------------------
    Elmer Ward

/s/ CHARLES J. YASH                        Director                May 5, 1997
-----------------------------
    Charles J. Yash

                               INDEX TO EXHIBITS



EXHIBIT NO.  DESCRIPTION
-----------  -----------
  4.1        Restated Articles of Incorporation of the Company.*

  4.2        Certificate of Amendment of Articles of Incorporation of the Company.*

  4.3        Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Junior Participating
             Preferred Stock.*

  4.4        Bylaws of the Company (as amended through May 10, 1996).*

  4.5        Rights Agreement by and between the Company and Chemical Mellon Shareholder Services, as Rights Agent, dated as of June

             21, 1995.*

  4.6        Dividend Reinvestment and Stock Purchase Plan.*

  4.7        Callaway Golf Company 1995 Employee Stock Purchase Plan.*

  4.8        First Amendment to Callaway Golf Company Employee Stock Purchase Plan.

  5.1        Opinion of Barry M. Clarkson, Esq., Corporate Counsel to the Company, as to the validity of the securities being registered.

 23.1        Consent of Price Waterhouse LLP, independent accountants.

 23.2        Consent of Barry M. Clarkson, Esq. (contained in Exhibit 5.1 hereto).

 24.1        Power of Attorney (contained on signature page hereof).


  *  Incorporated by reference.